UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2010

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 8, 2010, Harman International Industries, Incorporated (the “Company”) held its 2010 Annual Meeting of Stockholders. At that meeting, the following matters were voted on by the stockholders:

•	Election of three directors to serve until the 2013 annual meeting of the Company’s stockholders, or until their respective successors have been elected and qualified; and

•

An amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares available for awards thereunder from 6,760,000 shares to 7,860,000 shares (the “Plan Amendment”).

At the meeting, (i) Dr. Harald Einsmann, Ann McLaughlin Korologos and Kenneth M. Reiss, were elected as directors, and (ii) the Plan Amendment was approved.

The final vote tally was as follows:

1.	Election of directors to serve until the 2013 annual meeting of the Company’s stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dr. Harald Einsmann	53,476,273	2,173,517	1,510,000
Ann McLaughlin Korologos	53,180,451	2,469,339	1,510,000
Kenneth M. Reiss	47,366,427	8,283,363	1,510,000

2.	Proposal to approve the Plan Amendment:

For	Against	Abstain	Broker Non-Votes
39,229,845	17,516,194	413,751	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko Executive Vice President, General Counsel and Secretary

Date: December 8, 2010

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